EXHIBIT 10.2


                            AMENDMENT NO. 1 TO STOCK
                             SUBSCRIPTION AGREEMENT


         THIS AMENDMENT NO. 1 to Stock Subscription Agreement is made as of the 23rd day of April, 1996, by and between FOCUS ENHANCEMENTS, INC. (the "Company") and the undersigned (the "Investor").

         WHEREAS, the Investor subscribed for and purchased on December 22, 1995, ______ shares of Common Stock (the "Shares") of the Company pursuant to a
Stock   Subscription   Agreement  of  even  date  therewith  (the  "Subscription
Agreement");

         WHEREAS, the Investor expected the Company to report earnings for the year ended December 31, 1995 of between $.15 and $.18 per share and in reliance thereon agreed to purchase the Shares in accordance with the terms set forth in the Subscription Agreement;

         WHEREAS, in April, 1996, the Company reported earnings for the year ended December 31, 1995 of $.04 per share;

         WHEREAS, the Company and the Investor have agreed to amend the terms of the Subscription Agreement so as to issue the Investor warrants to purchase shares of Common Stock of the Company;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and obligations contained in the Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Warrant Issuance. The Company hereby issues to the Investor warrants (the "Warrants") to purchase _______ shares of Common Stock of the Company exercisable for a period of three years at a price of $2.063 in the form attached hereto as Exhibit A.

         2. Release of Claims. In consideration of receipt of the Warrants, the Investor, including its successors and assigns, hereby releases the Company and its servants, agents, representatives, attorneys, officers, directors, shareholders and employees from any and all claims, demands, expenses, losses, causes of action, liabilities, obligations, damages, liens and/or liabilities of any kind or nature whatsoever, past or present, arising out of or in any way connected with the matters recited above, and any and all facts, events or circumstances alleged therein or related thereto, including, but not limited to, any cause or claim arising out of any securities laws or regulations.

         Except as expressly charged above, all other provisions of the Subscription Agreement remain in full force and effect. The Company and the Investor hereby reconfirm and affirm all of their respective obligations under the Subscription Agreement.



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         IN WITNESS WHEREOF, the undersigned have hereby executed this Amendment
No. 1 as of the date first written above.


                                              INVESTOR:
FOCUS ENHANCEMENTS, INC.                      _______________________________


By:___________________________                By:_____________________________
   Thomas L. Massie, President                Title:__________________________
          and CEO
















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